Exhibit 10.29

AMENDMENT TO

EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into effective as of January 24, 2013, by and between CRAIG HOLMES (“Employee”) and DIGITAL GENERATION, INC., a Delaware corporation (the “Corporation”).

WHEREAS, the Corporation and Employee are parties to that certain Employment Agreement dated as of November 6, 2012 (the “Agreement”); and

WHEREAS, the Corporation and Employee desire to amend the Agreement on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Corporation and Employee hereby amend the Agreement as follows:

1.             For purposes of the Agreement, “Change in Control” shall have the meaning given to such term in the Corporation’s 2011 Incentive Award Plan (as amended from time to time, the “Plan”) as in effect on the date of this Amendment, and shall mean and include each of the following:

(a)           any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 50% or more of the combined voting power of the Corporation’s then outstanding securities;

(b)           the majority of the Board of Directors of the Corporation is composed of members who either (i) have served less than 12 months, and were not approved by a majority of the Board of Directors of the Corporation at the time of their election or appointment, and/or (ii) were nominated by the Board of Directors of the Corporation, or otherwise appointed or elected by or to the Board of Directors of the Corporation, pursuant to or in connection with an agreement or understanding to forestall or settle (or otherwise not pursue) a proxy contest or one or more stockholder proposals to amend (or otherwise relating to) the Corporation’s bylaws, certificate of incorporation or other documents or policies addressing the governance of the Corporation or rights of Corporation stockholders;

(c)           the merger or consolidation of the Corporation with or into another entity or the merger of another entity into the Corporation or any subsidiary thereof with the effect that immediately after such transaction the stockholders of the Corporation immediately prior to such transaction (or their affiliates) hold less than 50% of the total voting power of all securities generally entitled to vote in the election of directors, managers or trustees of the entity surviving such merger or consolidation;

(d)           a tender offer or exchange offer is made and consummated for the ownership of securities of the Corporation representing 50% or more of the combined voting power of the Corporation’s then outstanding voting securities; or

(e)           the sale, lease or other transfer of all or substantially all of the assets of the Corporation to any person or group (as such term is used in Section 13(d)(3) of the Exchange Act).

2.             This Amendment shall be and is hereby incorporated in and forms a part of the Agreement.  All other terms and provisions of the Agreement shall remain unchanged except as specifically modified herein.  The Agreement, as amended by this Amendment, is hereby ratified and confirmed.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation and Employee have executed and delivered this Amendment on the date(s) set forth below.

DIGITAL GENERATION, INC.

Date: January 31, 2013	By:	/s/ Neil Nguyen
	Name:	Neil Nguyen
	Title:	President and Chief Executive Officer

EMPLOYEE

Date: February 1, 2013	/s/ Craig Holmes
Craig Holmes